                                                                    EXHIBIT 3.03

                                    AMENDED

                                    BY-LAWS
                                      OF
                                NETSELECT, INC.
                           (a Delaware corporation)
(originally incorporated July 29, 1993 under the name InfoTouch Corporation)
                         (as amended February 4, 1999)


                                   ARTICLE I
                                    OFFICES

SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 15 North East Street, in the City of Dover, in the County of Kent, and its resident agent at such address is United Corporate Services, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors falls to so determine the time, date and place for the annual meeting, it shall be held, beginning in March 1997, at the principal office of the Corporation at 10 o'clock A.M. on the last Friday in March of each year.

SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Chief Executive Officer or Secretary upon the direction of the Board of Directors or the written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

SECTION 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

SECTION 4. QUORUM. (a) At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by
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proxy, shall be required to constitute a quorum for the transaction of business.
Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter, except that where the unanimous affirmative vote or written consent of all of the holders of the outstanding shares of a class or classes of stock is required by the Certificate of Incorporation with respect to any matter, all of the holders of the outstanding shares of such class or classes entitled to vote, present in person or by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term "total voting power" shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all such shares of stock were present at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present and voted at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter.

(b) In the absence of a quorum at any annual or special meeting of stockholders, a majority in total voting power of the shares of stock entitled to vote, or in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in total voting power of the shares of each such class or classes or one of more series of a class or classes entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any person entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5. VOTING. (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meetings of the stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of (x) Common Stock, par value $.001 per share (the " Common Stock"), on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such person's name on the stock transfer records of the Corporation, and (y) each share of Series A Convertible Preferred Stock, par value $0.001 per share (the
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"Series A Preferred Stock"), Series B Convertible Preferred Stock, par value
$0.001 per share (the "Series B Preferred Stock"), Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"), Series E Convertible Preferred Stock, par value $0.001 per share (the "Series E Preferred Stock"), and Series F Convertible Preferred Stock, par value $0.001 per share (the "Series F Preferred Stock," and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, the "Preferred Stock"), shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be then converted.

(b) Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. Unless otherwise required by law, the vote of a majority of the outstanding shares, present in person or represented by proxy and entitled to vote on the subject matter, at a meeting at which a quorum is present shall constitute the act of the stockholders.

(c) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all actions shall be decided by the affirmative vote of not less than 66-2/3% of the total voting power of all of the issued and outstanding shares of NetSelect Common Stock and the Preferred Stock, voting as a single class, at a meeting at which a quorum is present, shall be required to constitute the act of the stockholders on any actions permitted pursuant to the General Corporation Law of Delaware.

SECTION 6. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation, or, in his absence or disability, the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders.

SECTION 7. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 9. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                  ARTICLE III
                              BOARD OF DIRECTORS

SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-Laws.

SECTION 2. NUMBER AND TERM. The number of directors shall be fixed at that number of directors who are entitled to be nominees pursuant to Section 2.1(a) of that certain Second Amended and Restated NetSelect, Inc. Stockholders' Agreement dated as of January __, 1999 by and among the Corporation and the Stockholders (as such term is defined therein), as such agreement may be amended. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

SECTION 3. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL. Any director or the entire Board of Directors may be removed at any time by the affirmative vote of not less than 66-2/3% of the total combined voting power of all of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class.

SECTION 5. MEETINGS. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors; provided however, that at least one regular meeting of the Board of Directors shall be held every three months.

Special meetings of the Board shall be called by the Chief Executive Officer, the Chairman or by the Secretary on the written request of any director with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

SECTION 6. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. Unless otherwise required by law, the affirmative vote by at least 66-2/3 of the entire Board of Directors shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 7. COMMITTEES. The Board of Directors may, by resolution passed as provided in Section 6 of this Article III, designate one or more committees, including, but not limited to, an Executive Committee and an Audit Committee, each such committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these By-Laws. No such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.

SECTION 8. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

SECTION 9. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

SECTION 10. TELEPHONIC MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or similar communications equipment shall constitute the presence in person at such meeting.

                                  ARTICLE IV
                                   OFFICERS

SECTION 1. The officers of the Corporation shall include a Chief Executive Officer, Chief Operating Officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents and a Chief Financial Officer, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their respective office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be subject to the supervision, control and annual review of the stockholders and the Board of Directors have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and, in the absence of the Chairman of the Board, at all meetings of the Board.

SECTION 5. CHIEF OPERATING OFFICER. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and officers of the Corporation. The Chief Operating Officer shall have such other powers and duties as may be from time to time prescribed to him by the Board.

SECTION 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the President shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the stockholders of the Corporation in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation, and shall have such other powers and duties as may be prescribed by the Board.

SECTION 7. VICE PRESIDENT. In the absence or disability of the Chairman, the Chief Executive Officer, the Chief Operating Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

SECTION 8. SECRETARY. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and
(d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board.

SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, Chairman or the Chief Operating Officer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 10. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer, Chairman or Chief Operating Officer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chief Executive Officer, Chairman or the Chief Operating Officer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 12. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 13. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws.

SECTION 14. VACANCIES. The Board of Directors shall have power to fill vacancies occurring in any office.

                                   ARTICLE V
                                     STOCK

SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, or a Vice President and by the Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 2. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation which has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

SECTION 4. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Delaware General Corporation Law (S) 219 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (i) out of its surplus, as defined in and computed in accordance with Delaware General Corporation Law (S) 154 and (S) 244 or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                  ARTICLE VI
                          NOTICE AND WAIVER OF NOTICE

SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation.

SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                  ARTICLE VII
                             AMENDMENT OF BY-LAWS

SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed, or new By-Laws may be adopted by the affirmative vote of at least three-fifths (3/5) of the entire Board of Directors.

                                 ARTICLE VIII

SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

SECTION 3. INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view, of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

Any indemnification pursuant to this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made (i) by a majority Note of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

SECTION 4. ADVANCE OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer, director, or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking satisfactory to the Board of Directors by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 5. REMEDIES NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Date of original Adoption:  November 26, 1996
Date Amended:  February 4, 1999